Exhibit 16.1

April 9, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Northern Oil and Gas, Inc.’s Form 8-K dated April 7, 2015, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP